Exhibit 99.1

Seritage Growth Properties Reports Second Quarter 2018 Operating Results

New York, NY – August 2, 2018 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner of 248 retail properties totaling approximately 39 million square feet of gross leasable area (“GLA”), today reported financial and operating results for the three and six months ended June 30, 2018.

Summary of Financial Results

For the three months ended June 30, 2018:

•	Net loss attributable to common shareholders of $8.0 million, or $0.23 per diluted share
•	Total Net Operating Income (“Total NOI”) of $36.5 million
•	Funds from Operations (“FFO”) of $6.5 million, or $0.12 per diluted share
•	Company FFO of $8.5 million, or $0.15 per diluted share

For the six months ended June 30, 2018:

•	Net income attributable to common shareholders of $1.1 million, or $0.03 per diluted share
•	Total Net Operating Income (“Total NOI”) of $73.3 million
•	Funds from Operations (“FFO”) of $17.5 million, or $0.31 per diluted share
•	Company FFO of $21.0 million, or $0.38 per diluted share

“We are pleased with our strong second quarter highlighted by 853,000 square feet of newly signed leases and the commencement of five new redevelopment projects and one expansion project for a total investment of $58.2 million.  Our annual base rent from diversified, non-Sears tenants is now approximately $127.3 million, or 57% of total rent, including all signed leases, and a 190% increase since our inception three years ago,” said Benjamin Schall, President and Chief Executive Officer.  “Additionally, as we continue to position Seritage as a preferred partner for institutional capital providers, we were pleased to form two new joint ventures with equity partners this quarter to own and redevelop our properties in La Jolla, California and West Hartford, Connecticut.  And, subsequent to the quarter end, we announced a new $2.0 billion term loan with Berkshire Hathaway, a transformational step for the company and one that provides our platform with enhanced liquidity and flexibility to further capitalize on our pipeline of opportunities.”

Operating Highlights

During the quarter ended June 30, 2018, including the Company’s proportional share of its unconsolidated joint ventures:

•

Signed new leases totaling 853,000 square feet at an average rent of $14.19 PSF.  Since the Company’s inception in July 2015, new leasing activity has totaled nearly 6.1 million square feet at an average rent of $17.45 PSF.

•

Achieved releasing multiples of 3.6x for space currently or formerly occupied by Sears Holdings Corporation (“Sears Holdings” or “Sears”), with new rents averaging $14.19 PSF compared to $3.96 PSF paid by Sears Holdings.  Since inception, releasing multiples have averaged 4.1x, with new rents at $17.58 PSF compared to $4.32 PSF paid by Sears Holdings.

•

Increased annual base rent from diversified, non-Sears tenants to 56.9% of total annual base rent from 44.0% in the prior year period, including all signed leases and net of rent attributable to associated space to be recaptured.  Diversified, non-Sears rental income has increased by over 190% since inception to $127.3 million, including all signed leases.

•	Annualized Total NOI was an estimated $209.1 million, including all signed leases and net of rent attributable to associated space to be recaptured.

During the quarter ended June 30, 2018:

•

Announced five new redevelopment projects and expanded one previously announced project representing an aggregate incremental investment of $58.2 million.  Total redevelopment program to date includes 88 projects completed or commenced representing over $1.3 billion of estimated capital investment.

•

Formed a joint venture partnership to own The Collection at UTC, the 226,200 SF redevelopment of the former Sears store and auto center at Westfield UTC in La Jolla, California. The transaction valued the property at approximately $165.0 million, including costs remaining to complete the project.

•

Formed a joint venture partnership to own The Corbin Collection, the 163,700 SF redevelopment of the former Sears store and auto center in West Hartford, CT.  The transaction valued the property at approximately $52.0 million, including costs remaining to complete the project.

In addition, subsequent to the quarter end, the Company entered into a new $2.0 billion term loan facility with Berkshire Hathaway Life Insurance Company.  The term loan facility, which matures on July 31, 2023, provided for an initial funding of $1.6 billion at closing and includes a committed $400 million incremental funding facility.

Financial Results

Net Income / Net Loss

For the three months ended June 30, 2018, net loss attributable to Class A and Class C shareholders was $8.0 million, or $0.23 per diluted share, as compared to a net loss of $21.2 million, or $0.63 per diluted share, for the prior year period.  For the six months ended June 30, 2018, net income attributable to Class A and Class C shareholders was $1.1 million, or $0.03 per diluted share, as compared to a net loss of $41.1 million, or $1.22 per diluted share, for the prior year period.

Total NOI

For the three months ended June 30, 2018, Total NOI, which includes the Company’s proportional share of NOI from properties owned through investments in its unconsolidated joint ventures, was $36.5 million as compared to $44.7 million for the prior year period.  For the six months ended June 30, 2018, Total NOI was $73.3 million as compared to $91.6 million for the prior year period.

The decrease in Total NOI in both periods was driven primarily by reduced rental income under the master lease with Sears Holdings as a result of recapture and termination activity at our wholly-owned properties.  Since inception, approximately 13.3 million square feet of leased space, representing approximately $52.2 million of annual base rent, has been taken offline through recapture and termination activity.  The Company has signed new leases totaling approximately 6.1 million square feet to diversified, non-Sears tenants for an aggregate annual base rent of approximately $106.0 million.  The majority of our remaining signed but not opened (“SNO”) leases, which totaled $70.6 million as of June 30, 2018, are expected to begin paying rent over the next 6-18 months and, subject to additional recapture and termination activity, the Company expects Total NOI to increase as SNO leases convert to rent paying and as the Company signs new leases with diversified, non-Sears tenants to occupy currently unleased space.

In addition, the Company sold its interests in 13 unconsolidated joint venture properties and 50% interests in five wholly-owned properties in the second half of 2017 and sold 50% interests in three wholly-owned properties in the first half of 2018, which contributed to the decrease in Total NOI.

FFO and Company FFO

For the three months ended June 30, 2018, FFO, as calculated in accordance with NAREIT, was $6.5 million, or $0.12 per diluted share, as compared to $23.8 million, or $0.43 per diluted share, for the prior year period.  For the six months ended June 30, 2018, FFO was $17.5 million, or $0.31 per diluted share, as compared to $54.8 million, or $0.99 per diluted share, for the prior year period.

For the three months ended, June 30, 2018, Company FFO was $8.5 million, or $0.15 per diluted share, as compared to $25.7 million, or $0.46 per diluted share, for the prior year period.  For the six months ended June 30, 2018, Company FFO was $21.0 million, or $0.38 per diluted share, as compared to $52.7 million, or $0.95 per diluted share, for the prior year period.

The decreases in FFO and Company FFO in both periods were driven by the same factors driving the decrease in Total NOI, as well as lower termination fee income, lower straight-line rent as a result of recapture and termination activity at our properties, higher G&A expenses driven by our growing platform and the outperformance of targets related to performance-based restricted stock, and dividends related to preferred equity issued in the fourth quarter of 2017.

Portfolio Summary

As of June 30, 2018, the Company’s portfolio included interests in 248 retail properties totaling approximately 39 million square feet of gross leasable area, including 222 wholly-owned properties and 26 properties owned through investments in unconsolidated joint ventures.  The Company’s portfolio includes 119 properties attached to regional malls and 129 shopping center or freestanding properties.

The portfolio was 81.3% leased, including unconsolidated joint ventures at the Company’s proportional share, and included 58 properties leased only to diversified, non-Sears tenants, 85 properties leased to Sears Holdings and one or more diversified, non-Sears tenants, and 81 properties leased only to Sears Holdings; 24 properties in the portfolio were vacant as of June 30, 2018.  Of the properties leased to Sears Holdings, 124 operated under the Sears brand and 42 operated under the Kmart brand.

The unleased space as of June 30, 2018 included approximately 2.1 million SF of remaining lease-up at announced redevelopment projects, and approximately 4.7 million SF of additional leasing opportunity at properties in the Company’s redevelopment pipeline.

During the quarter ended June 30, 2018, the Company formed two new joint venture partnerships to own The Collection at UTC and the Corbin Collection, redevelopments of former Sears stores in La Jolla, CA and West Hartford, CT, respectively, and sold a former Sears store and redeveloped auto center in Hagerstown, MD.

Leasing Update

During the quarter ended June 30, 2018, the Company signed new leases totaling 853,000 square feet at an average annual base rent of $14.19 PSF.  On a same-space basis, new rents averaged 3.6x prior rents for space currently or formerly occupied by Sears Holdings, increasing to $14.19 PSF for new tenants compared to $3.96 PSF paid by Sears Holdings across 853,000 square feet.

The table below provides a summary of the Company’s leasing activity since inception, including unconsolidated joint ventures presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)

	Total				Release of Sears Holdings Space
		Leased	Annual	Annual		Leased	Annual	Annual	Releasing
Period	Leases	GLA	Rent	Rent PSF	Leases	GLA	Rent	Rent PSF	Multiple
2015	9	154	$4,650	$30.28	6	130	$3,820	$29.41	4.4	x
2016	65	2,070	36,600	17.68	59	1,882	33,610	17.86	4.5	x
2017	94	2,606	44,717	17.16	86	2,476	43,299	17.49	4.0	x
Q1 2018	20	391	7,915	20.24	19	389	7,891	20.29	4.1	x
Q2 2018	43	853	12,100	14.19	43	853	12,100	14.19	3.6	x
Total	231	6,074	$105,982	$17.45	213	5,730	$100,720	$17.58	4.1	x

During the quarter ended June 30, 2018, the Company added $12.1 million of new diversified, non-Sears income and increased annual base rent attributable to diversified, non-Sears tenants to 56.9% of total annual base rent from 44.0% as of June 30, 2017, including all signed leases and net of rent attributable to the associated space to be recaptured.

The table below provides a summary of all the Company’s signed leases as of June 30, 2018, including unconsolidated joint ventures presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)
	Number of	Leased	% of Total	Annual	% of Total	Annual
Tenant	Leases	GLA	Leased GLA	Rent	Annual Rent	Rent PSF
Sears Holdings (1)	166	21,253	71.9%	$96,567	43.1%	$4.54
In-place diversified, non-Sears leases	234	4,355	14.7%	56,778	25.4%	13.04
SNO diversified, non-Sears leases	144	3,963	13.4%	70,560	31.5%	17.80
Sub-total diversified, non-Sears leases	378	8,318	28.1%	127,338	56.9%	15.31
Total	544	29,571	100.0%	$223,905	100.0%	$7.57

(1)	Leases reflects number of properties subject to the Master Lease and JV Master Leases.

Development Update

Wholly-Owned Properties

During the quarter ended June 30, 2018, the Company commenced five new redevelopment projects representing an estimated total investment of $53.4 million and expanded one previously announced project representing an estimated incremental and total investment of $4.8 million and $11.3 million, respectively.

The table below summarizes project commencements in the Company’s wholly-owned portfolio since inception:

(in thousands)			Estimated	Estimated
	Number	Project	Development	Project
Quarter	of Projects	Square Feet	Costs (1)	Costs (1)
Acquired (2)	15		$63,600	$63,600
2015	5	352	51,500	64,200
2016 (3)	28	2,677	353,600	370,700
2017 (3)	30	3,517	650,000	693,600
Q1 2018	5	822	96,900	99,300
Q2 2018	5	547	53,400	53,400
Total	88	7,915	$1,269,000	$1,344,800

(1)	Total estimated development costs exclude, and total estimated project costs include, termination fees to recapture 100% of certain properties.
(2)	Projects were in various stages of development when acquired by the Company in July 2015.
(3)	Includes subsequent expansions to previously announced projects.

As of June 30, 2018, the Company had originated 73 wholly-owned projects since the Company’s inception.  These projects represent an estimated total investment of $1,281 million ($1,179 million at share), of which an estimated $881 million ($818 million at share) remains to be spent, and are expected to generate an incremental yield on cost of approximately 11.0%.

The table below provides additional information regarding the Company’s wholly-owned development activity from inception through June 30, 2018:

(in thousands)
			Estimated	Estimated				Estimated
	Number	Project	Development	Project	Projected Annual Income (2)			Incremental
Estimated Project Costs (1)	of Projects	Square Feet	Costs (1)	Costs (1)	Total	Existing	Incremental	Yield (3)
< $10,000	25	1,684	$118,200	$118,200	$20,500	$4,700	$15,800
$10,001 - $20,000 (4)	29	3,001	380,700	400,600	57,200	15,200	41,800
> $20,001	19	3,230	706,500	762,400	104,300	21,800	82,500
Announced projects	73	7,915	$1,205,400	$1,281,200	$182,000	$41,700	$140,100	10.5-11.5%
Acquired projects	15		63,600	63,600
Total projects	88		$1,269,000	$1,344,800

(1)	Total estimated development costs exclude, and total estimated project costs include, termination fees to recapture 100% of certain properties.
(2)	Projected annual income includes assumptions on stabilized rents to be achieved for space under redevelopment. There can be no assurance that stabilized rent targets will be achieved.
(3)	Projected incremental annual income divided by total estimated project costs.
(4)	Includes Saugus, MA project which has been temporarily postponed while the Company identifies a new lead tenant.

The tables below provide brief descriptions of each of the redevelopment projects originated on the Company’s platform since its inception:

Total Project Costs under $10 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
King of Prussia, PA	Repurpose former auto center space for Outback Steakhouse, Yard House and small shop retail	29,100	Complete
Merrillville, IN	Termination property; redevelop existing store for At Home and small shop retail	132,000	Complete
Elkhart, IN	Termination property; existing store has been released to Big R Stores	86,500	Complete
San Antonio, TX	Recapture and repurpose auto center space for Orvis, Jared's Jeweler, Shake Shack and small shop retail	18,900	Complete
Bowie, MD	Recapture and repurpose auto center space for BJ's Brewhouse	8,200	Complete
Troy, MI	Partial recapture; redevelop existing store for At Home	100,000	Complete
Roseville, MI	Partial recapture; redevelop existing store for At Home	100,400	Complete
Rehoboth Beach, DE	Partial recapture; redevelop existing store for andThat! and PetSmart	56,700	Complete
Henderson, NV	Termination property; redevelop existing store for At Home, Seafood City, Blink Fitness and additional retail	144,400	Complete
Cullman, AL	Termination property; redevelop existing store for Bargain Hunt, Tractor Supply and Planet Fitness	99,000	Complete
Albany, NY	Recapture and repurpose auto center space for BJ's Brewhouse, Ethan Allen and additional small shop retail	28,000	Substantially complete
Hagerstown, MD	Recapture and repurpose auto center space for BJ's Brewhouse, Verizon and additional retail Note: property sold in Q2 2018	15,400	Substantially complete
Jefferson City, MO	Termination property; redevelop existing store for Orscheln Farm and Home	96,000	Substantially complete
Kearney, NE	Termination property; redevelop existing store for Marshall's, PetSmart and additional junior anchors	92,500	Substantially complete
Ft. Wayne, IN	Site densification (project expansion); new outparcels for BJ's Brewhouse and Chick-Fil-A	12,000	Substantially complete
Guaynabo, PR	Partial recapture; redevelop existing store for Planet Fitness, Capri and additional retail and restaurants	56,100	Underway	Q3 2018
Florissant, MO	Site densification; new outparcel for Chick-Fil-A	5,000	Underway	Q3 2018
Dayton, OH	Recapture and repurpose auto center space for Outback Steakhouse and additional restaurants	14,100	Underway	Q4 2018
New Iberia, LA	Termination property; redevelop existing store for Rouses Supermarkets, Hobby Lobby and small shop retail	93,100	Underway	Q1 2019
North Little Rock, AR	Recapture and repurpose auto center space for LongHorn Steakhouse and additional small shop retail	17,300	Underway	Q2 2019
St. Clair Shores, MI	100% recapture; demolish existing store and develop site for new Kroger grocery store	107,200	Underway	Q2 2019
Hopkinsville, KY	Termination property; redevelop existing store for Bargain Hunt, Farmer's Furniture and additional junior anchors and small shop retail	87,900	Q3 2018	Q2 2019
Mt. Pleasant, PA	Termination property; redevelop existing store for Aldi, Big Lots and additional retail	86,300	Q3 2018	Q3 2019
Oklahoma City, OK	Site densification; new fitness center for Vasa Fitness	59,500	Q3 2018	Q3 2019
Gainesville, FL	Termination property; redevelop existing store for Florida Clinical Practice Association / University of Florida College of Medicine	139,100	Q4 2018	Q4 2019

Total Project Costs $10 - $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Braintree, MA	100% recapture; redevelop existing store for Nordstrom Rack, Saks OFF 5th and additional retail	90,000	Complete
Honolulu, HI	100% recapture; redevelop existing store for Longs Drugs (CVS), PetSmart and Ross Dress for Less	79,000	Complete
Anderson, SC	100% recapture (project expansion); redevelop existing store for Burlington Stores, Gold's Gym, Sportsman's Warehouse, additional retail and restaurants	111,300	Complete
West Jordan, UT	Partial recapture; redevelop existing store and attached auto center for Burlington Stores and additional retail	81,400	Substantially complete
Madison, WI	Partial recapture; redevelop existing store for Dave & Busters, Total Wine & More, additional retail and restaurants	75,300	Substantially complete
Thornton, CO	Termination property; redevelop existing store for Vasa Fitness and additional junior anchors	191,600	Substantially complete
Springfield, IL	Termination property; redevelop existing store for Burlington Stores, Binny's Beverage Depot, Marshall's, Orangetheory Fitness, Outback Steakhouse, CoreLife Eatery and additional small shop retail	133,400	Substantially complete
Orlando, FL	100% recapture; demolish and construct new buildings for Floor & Décor, Orchard Supply Hardware, LongHorn Steakhouse, Mission BBQ, Olive Garden and additional small shop retail and restaurants	139,200	Substantially complete
Cockeysville, MD	Partial recapture; redevelop existing store for HomeGoods, Michael's Stores, additional junior anchors and restaurants	83,500	Underway	Q3 2018
Charleston, SC	100% recapture (project expansion); redevelop existing store and detached auto center for Burlington Stores and additional retail	126,700	Underway	Q3 2018
North Hollywood, CA	Partial recapture; redevelop existing store for Burlington Stores and Ross Dress for Less	79,800	Underway	Q3 2018
Salem, NH	Site densification; new theatre for Cinemark Recapture and repurpose auto center for restaurant space	71,200	Underway	Q3 2018
Paducah, KY	Termination property; redevelop existing store for Burlington Stores, Ross Dress for Less and additional retail	102,300	Underway	Q3 2018
Fairfax, VA	Partial recapture; redevelop existing store and attached auto center for Dave & Busters, Seasons 52, additional junior anchors and restaurants	110,300	Underway	Q4 2018
North Miami, FL	100% recapture; redevelop existing store for Blink Fitness, Burlington Stores, Michael's and Ross Dress for Less	124,300	Underway	Q4 2018
Hialeah, FL	100% recapture; redevelop existing store for Bed, Bath & Beyond, Ross Dress for Less and dd's Discounts to join current tenant, Aldi	88,400	Underway	Q4 2018
Warwick, RI	Termination property (project expansion); redevelop existing store and detached auto center for At Home, BJ's Brewhouse, Raymour & Flanigan and additional retail	190,700	Underway	Q4 2018
Temecula, CA	Partial recapture; redevelop existing store and detached auto center for Round One, small shop retail and restaurants	65,100	Underway	Q4 2018
Canton, OH	Partial recapture; redevelop existing store for Dave & Busters and restaurants	83,900	Underway	Q2 2019
North Riverside, IL	Partial recapture; redevelop existing store and detached auto center for Blink Fitness, Round One and additional junior anchors, small shop retail and restaurants	103,900	Underway	Q2 2019
Olean, NY	Termination property (project expansion); redevelop existing store for Marshall's, Ollie's Bargain Basement and additional retail	125,700	Underway	Q2 2019
Las Vegas, NV	Partial recapture; redevelop existing store for Round One and additional retail	78,800	Q3 2018	Q3 2019
Yorktown Heights, NY	Partial recapture; redevelop existing store for 24 Hour Fitness and additional retail	85,200	Q3 2018	Q4 2019
Santa Cruz, CA	Partial recapture; redevelop existing store for TJ Maxx, HomeGoods and additional junior anchors	62,200	Q4 2018	Q4 2019
El Paso, TX	Termination property; redevelop existing store for Ross Dress for Less, dd's Discounts and additional retail	114,700	Q4 2018	Q4 2019
Warrenton, VA	Termination property; redevelop existing store for Homegoods and additional retail	97,300	Q1 2019	Q3 2019
Pensacola, FL	Termination property; redevelop existing store for Lucky's Market, large format retail and restaurants	134,700	Q1 2019	Q1 2020
Vancouver, WA	Partial recapture; redevelop existing store for Round One and additional retail and restaurants	72,400	Q1 2019	Q2 2020

Total Project Costs over $20 Million
		Total	Estimated	Estimated
		Project	Construction	Substantial
Property	Description	Square Feet	Start	Completion
Memphis, TN	100% recapture; demolish and construct new buildings for LA Fitness, Nordstrom Rack, Ulta Beauty, Hopdoddy Burger Bar and additional junior anchors, restaurants and small shop retail	135,200	Substantially complete
West Hartford, CT	100% recapture; redevelop existing store and detached auto center for Buy Buy Baby, Cost Plus World Market, REI, Saks OFF Fifth, other junior anchors, Shake Shack and additional small shop retail Note: contributed to West Hartford JV in Q2 2018	147,600	Substantially complete
St. Petersburg, FL	100% recapture; demolish and construct new buildings for Dick's Sporting Goods, Lucky's Market, PetSmart, Five Below, Chili's Grill & Bar, Pollo Tropical, LongHorn Steakhouse, Verizon and additional small shop retail and restaurants	142,400	Substantially complete
Wayne, NJ	Partial recapture (project expansion); redevelop existing store and detached auto center for Cinemark, Dave & Busters and additional junior anchors and restaurants Note: contributed to GGP II JV in Q3 2017	156,700	Underway	Q3 2018
Carson, CA	100% recapture (project expansion); redevelop existing store for Burlington Stores, Ross Dress for Less, Gold's Gym and additional retail	163,800	Underway	Q1 2019
Watchung, NJ	100% recapture; demolish full-line store and detached auto center and construct new buildings for Cinemark, HomeSense, Sierra Trading Post, Ulta Beauty and small shop retail and restaurants	126,700	Underway	Q2 2019
Santa Monica, CA	100% recapture; redevelop existing building into premier, mixed-use asset featuring unique, small-shop retail and creative office space Note: contributed to Mark 302 JV in Q1 2018	96,500	Underway	Q4 2019
Aventura, FL	100% recapture; demolish existing store and construct new, multi-level open air retail destination featuring a leading collection of experiential shopping, dining and entertainment concepts alongside a treelined esplanade and activated plazas	216,600	Underway	Q4 2019
San Diego, CA	100% recapture; redevelop existing store into two highly-visible, multi-level buildings with exterior facing retail space leased to Equinox Fitness and a premier mix of experiential shopping, dining, and entertainment concepts Note: contributed to UTC JV in Q2 2018	206,000	Underway	Q4 2019
Roseville, CA	Termination property (project expansion): redevelop existing store and auto center for Cinemark, Round One, AAA Auto Repair Center and restaurants	147,400	Underway	Q2 2020
Austin, TX	100% recapture (project expansion); redevelop existing store for AMC Theatres, additional junior anchors and restaurants	177,400	Underway	Q3 2019
Greendale, WI	Termination property; redevelop existing store and attached auto center for Dick's Sporting Goods, Round One and additional junior anchors and restaurants	223,800	Underway	Q4 2019
East Northport, NY	Termination property; redevelop existing store and attached auto center for AMC Theatres, 24 Hour Fitness, Floor & Decor and small shop retail	179,700	Underway	Q4 2019
Anchorage, AK	100% recapture; redevelop existing store for Guitar Center, Safeway, Planet Fitness and additional retail to join current tenant, Nordstrom Rack	142,500	Q3 2018	Q4 2019
El Cajon, CA	100% recapture; redevelop existing store and auto center for Ashley Furniture, Bob's Discount Furniture, Burlington Stores and additional retail and restaurants	242,700	Q3 2018	Q3 2019
Tucson, AZ	100% recapture; redevelop existing store and auto center for Round One and additional retail	224,300	Q3 2018	Q4 2019
Reno, NV	100% recapture; redevelop existing store and auto center for Round One and additional retail	169,800	Q3 2018	Q4 2019
Fairfield, CA	100% recapture (project expansion); redevelop existing store and auto center for Dave & Busters, AAA Auto Repair Center and additional retail	146,500	Q3 2018	Q1 2020
Plantation, FL	100% recapture (project expansion); redevelop existing store and auto center for GameTime, Powerhouse Gym, additional retail and restaurants	184,400	Q4 2018	Q1 2020

Balance Sheet and Liquidity

As of June 30, 2018, the Company’s total market capitalization was approximately $3.6 billion.  Total market capitalization is calculated as the sum of total debt and the market value of the Company's outstanding shares of common stock, assuming conversion of operating partnership units.

Total debt to total market capitalization was 34.1% and net debt to Adjusted EBITDA was 8.2x.  The Company deducts both unrestricted and restricted cash from total debt when calculating net debt.  Reconciliations of net income attributable to common shareholders to EBITDA and Adjusted EBITDA, are provided in the tables accompanying this press release.

As of June 30, 2018, the Company had $100.4 million of unrestricted cash and restricted cash of $166.5 million, the substantial majority of which was held in reserve accounts for redevelopment, re-leasing and operating expenses at the Company’s properties.

During the quarter ended June 30, 2018, the Company reduced amounts outstanding under its mortgage loan by $58.4 million and added $7.1 million to its redevelopment reserve as a result of the new joint ventures in La Jolla, CA and West Hartford, CT and the disposition of its property in Hagerstown, MD.

New Term Loan Facility

Subsequent to June 30, 2018, the Company entered into a $2.0 billion term loan facility (the “Term Loan Facility”) with Berkshire Hathaway Life Insurance Company of Nebraska.

The Term Loan Facility, which matures on July 31, 2023, provided for an initial funding of $1.6 billion at closing (the “Initial Funding”) and includes a committed $400 million incremental funding facility (the “Incremental Funding Facility”).  Funded amounts under the Term Loan Facility bear interest at a fixed annual rate of 7.00%, while amounts available under Incremental Funding Facility will be subject to a 1.00% annual fee until drawn.

The Company used a portion of the proceeds from the Initial Funding to fully repay its outstanding mortgage loan and unsecured term loan.  Net proceeds from the Initial Funding, combined with existing balance sheet cash and the release of cash reserves held by the previous lender as of June 30, 2018, provide the Company with over $600 million of cash liquidity, in addition to access to the $400 million Incremental Funding Facility.

Dividends

The Company expects annual common dividends to adhere to REIT requirements with respect to taxable income which includes both ordinary income and capital gains from the sale of real estate.

On July 24, 2018, the Company’s Board of Trustees declared a third quarter common stock dividend of $0.25 per each Class A and Class C common share.  The common dividend will be paid on October 11, 2018 to shareholders of record on September 28, 2018.  Holders of units in Seritage Growth Properties, L.P. (the “Operating Partnership”) are entitled to an equal distribution per each Operating Partnership unit held as of September 28, 2018.  On July 24, 2018, the Company’s Board of Trustees also declared a preferred stock dividend of $0.4375 per each Series A Preferred Share.  The preferred dividend will be paid on October 15, 2018 to holders of record on September 28, 2018.

On April 24, 2018, the Company’s Board of Trustees declared a second quarter common stock dividend of $0.25 per each Class A and Class C common share.  The common dividend was paid on July 12, 2018 to shareholders of record on June 29, 2018.  Holders of units in the Operating Partnership were entitled to an equal distribution per each Operating Partnership unit held as of June 29, 2018.  On April 24, 2018, the Company’s Board of Trustees also declared a preferred stock dividend of $0.4375 per each Series A Preferred Share.  The preferred dividend was paid on July 16, 2018 to holders of record on June 29, 2018.

Supplemental Report

A Supplemental Report will be available in the Investors section of the Company’s website, www.seritage.com.

Non-GAAP Financial Measures

The Company makes reference to NOI, Total NOI, EBITDA, Adjusted EBITDA, FFO and Company FFO which are financial measures that include adjustments to accounting principles generally accepted in the United States (“GAAP”).

None of Total NOI, EBITDA, Adjusted EBITDA, FFO or Company FFO, are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance.  Reconciliations of these measures to the respective GAAP measures we deem most comparable have been provided in the tables accompanying this press release.

Net Operating Income ("NOI”), Total NOI and Annualized Total NOI

NOI is defined as income from property operations less property operating expenses.  The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level.

The Company also uses Total NOI, which includes its proportional share of unconsolidated properties.  This form of presentation offers insights into the financial performance and condition of the Company as a whole given the Company’s ownership of unconsolidated properties that are accounted for under GAAP using the equity method.  The Company also considers Total NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI variable items such as termination fee income, as well as non-cash items such as straight-line rent and amortization of lease intangibles.

Annualized Total NOI is an estimate, as of the end of the reporting period, of the annual Total NOI to be generated by the Company’s portfolio including all signed leases and modifications to the Company’s master lease with Sears Holdings with respect to recaptured space.   We calculate Annualized Total NOI by adding or subtracting current period adjustments for leases that commenced or expired during the period to Total NOI (as defined) for the period and annualizing, and then adding estimated annual Total NOI attributable to SNO leases and subtracting estimated annual Total NOI attributable to Sears Holdings’ space to be recaptured.

Annualized Total NOI is a forward-looking non-GAAP measure for which the Company does not believe it can provide reconciling information to a corresponding forward-looking GAAP measure without unreasonable effort.

Earnings before Interest Expense, Income Tax, Depreciation, and Amortization for Real Estate ("EBITDAre") and Company EBITDA

EBITDAre is calculated in accordance with the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of EBITDA.  EBITDAre is calculated as net income computed in accordance with GAAP, excluding interest expense, income tax expense, depreciation and amortization, gains (or losses) from property sales and impairment charges on depreciable real estate assets.  The Company believes EBITDAre provides useful information to investors regarding our results of operations because it removes the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization).  Management also believes the use of EBITDAre facilitates comparisons between us and other equity REITs and real property owners that are not REITs.

The Company makes certain adjustments to EBITDAre, which it refers to as Company EBITDA, to account for certain non-cash and non-comparable items, such as termination fee income, unrealized loss on interest rate cap, litigation charges, acquisition-related expenses and certain up-front-hiring and personnel costs that it does not believe are representative of ongoing operating results.

Funds from Operations ("FFO") and Company FFO

FFO is calculated in accordance with NAREIT which defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from property sales, real estate related depreciation and amortization, and impairment charges on depreciable real estate assets.  The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry.

The Company makes certain adjustments to FFO, which it refers to as Company FFO, to account for certain non-cash and non-comparable items, such as termination fee income, unrealized loss on interest rate cap, litigation charges, acquisition-related expenses, amortization of deferred financing costs and certain up-front-hiring and personnel costs, that it does not believe are representative of ongoing operating results.  The Company previously referred to this metric as Normalized FFO; the definition and calculation remain the same.

Forward-Looking Statements

This document contains forward-looking statements, which are based on the current beliefs and expectations of management and are subject to significant risks, assumptions and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to: competition in the real estate and retail industries; our significant exposure to Sears Holdings; Sears Holdings’ termination and other rights under its master lease with us; risks relating to our recapture and redevelopment activities; contingencies to the commencement of rent under leases; the terms of our indebtedness; restrictions with which we are required to comply in order to maintain REIT status and other legal requirements to which we are subject; and our relatively limited history as an operating company.  For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in filings with the Securities and Exchange Commission.  While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially.  We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Seritage Growth Properties is a publicly-traded, self-administered and self-managed REIT with 222 wholly-owned properties and 26 joint venture properties totaling approximately 39 million square feet of space across 49 states and Puerto Rico.  The Company was formed to unlock the underlying real estate value of a high-quality retail portfolio it acquired from Sears Holdings in July 2015.  Pursuant to a master lease, the Company has the right to recapture certain space from Sears Holdings for retenanting or redevelopment purposes.  The Company’s mission is to create and own revitalized shopping, dining, entertainment and mixed-use destinations that provide enriched experiences for consumers and local communities, and create long-term value for our shareholders.

Contact

Seritage Growth Properties

646-277-1268

IR@Seritage.com

Seritage Growth Properties

Consolidated Balance SheetS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Investment in real estate
Land	$711,261	$799,971
Buildings and improvements	860,739	829,168
Accumulated depreciation	(157,991)	(139,483)
	1,414,009	1,489,656
Construction in progress	209,237	224,904
Net investment in real estate	1,623,246	1,714,560
Real estate held for sale	15,139	—
Investment in unconsolidated joint ventures	392,743	282,990
Cash and cash equivalents	100,448	241,569
Restricted cash	166,458	175,665
Tenant and other receivables, net	43,911	30,787
Lease intangible assets, net	251,303	310,098
Prepaid expenses, deferred expenses and other assets, net	21,360	20,148
Total assets	$2,614,608	$2,775,817

LIABILITIES AND EQUITY
Liabilities
Mortgage loans payable, net	$1,073,762	$1,202,314
Unsecured term loan, net	144,111	143,210
Accounts payable, accrued expenses and other liabilities	97,541	109,433
Total liabilities	1,315,414	1,454,957

Commitments and contingencies

Shareholders' Equity
Class A common shares $0.01 par value; 100,000,000 shares authorized; 35,678,749 and 32,415,734 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	356	324
Class B common shares $0.01 par value; 5,000,000 shares authorized; 1,322,365 and 1,328,866 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	13	13
Class C common shares $0.01 par value; 50,000,000 shares authorized; 850 and 3,151,131 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	—	31
Series A preferred shares $0.01 par value; 10,000,000 shares authorized; 2,800,000 shares issued and outstanding as of June 30, 2018 and December 31, 2017; liquidation preference of $70,000	28	28
Additional paid-in capital	1,122,251	1,116,060
Accumulated deficit	(246,650)	(229,760)
Total shareholders' equity	875,998	886,696
Non-controlling interests	423,196	434,164
Total equity	1,299,194	1,320,860
Total liabilities and equity	$2,614,608	$2,775,817

Seritage Growth Properties

Consolidated Statements of OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
REVENUE
Rental income	$35,839	$42,185	$72,918	$91,359
Tenant reimbursements	12,517	15,708	29,215	31,932
Management and other fee income	914	—	914	—
Total revenue	49,270	57,893	103,047	123,291
EXPENSES
Property operating	6,533	4,932	13,774	9,674
Real estate taxes	9,217	11,950	20,598	24,372
Depreciation and amortization	49,551	50,571	84,218	109,234
General and administrative	8,673	5,093	16,470	11,367
Provision for doubtful accounts	109	12	170	51
Total expenses	74,083	72,558	135,230	154,698
Operating loss	(24,813)	(14,665)	(32,183)	(31,407)
Equity in loss of unconsolidated joint ventures	(2,158)	(1,542)	(4,740)	(540)
Interest and other income	456	42	1,136	120
Interest expense	(17,862)	(18,431)	(34,281)	(35,023)
Unrealized loss on interest rate cap	(172)	(124)	(7)	(595)
Loss before income taxes	(44,549)	(34,720)	(70,075)	(67,445)
Provision for income taxes	(240)	(147)	(344)	(266)
Loss before gain on sale of real estate	(44,789)	(34,867)	(70,419)	(67,711)
Gain on sale of real estate	34,187	—	76,018	—
Net income (loss)	(10,602)	(34,867)	5,599	(67,711)
Net (income) loss attributable to non-controlling interests	3,831	13,648	(2,042)	26,654
Net income (loss) attributable to Seritage	$(6,771)	$(21,219)	$3,557	$(41,057)
Preferred dividends	(1,225)	—	(2,453)	—
Net income (loss) attributable to Seritage common shareholders	$(7,996)	$(21,219)	$1,104	$(41,057)

Net income (loss) per share attributable to Seritage Class A and Class C common shareholders - Basic	$(0.23)	$(0.63)	$0.03	$(1.22)
Net income (loss) per share attributable to Seritage Class A and Class C common shareholders - Diluted	$(0.23)	$(0.63)	$0.03	$(1.22)
Weighted average Class A and Class C common shares outstanding - Basic	35,483	33,766	35,449	33,638
Weighted average Class A and Class C common shares outstanding - Diluted	35,483	33,766	35,588	33,638

Reconciliation of Net Loss to NOI and Total NOI (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
NOI and Total NOI	2018	2017	2018	2017
Net income (loss)	$(10,602)	$(34,867)	$5,599	$(67,711)
Termination fee income	—	(628)	(174)	(6,764)
Management and other fee income	(914)	—	(914)	—
Depreciation and amortization	49,551	50,571	84,218	109,234
General and administrative expenses	8,673	5,093	16,470	11,367
Equity in loss (income) of unconsolidated joint ventures	2,158	1,542	4,740	540
Gain on sale of real estate	(34,187)	—	(76,018)	—
Interest and other income	(456)	(42)	(1,136)	(120)
Interest expense	17,862	18,431	34,281	35,023
Unrealized loss on interest rate cap	172	124	7	595
Provision for income taxes	240	147	344	266
NOI	$32,497	$40,371	$67,417	$82,430
NOI of unconsolidated joint ventures	5,007	6,987	9,765	13,498
Straight-line rent adjustment (1)	(606)	(2,177)	(3,174)	(3,626)
Above/below market rental income/expense (1)	(438)	(459)	(669)	(690)
Total NOI	$36,460	$44,722	$73,339	$91,612

(1)	Includes adjustments for unconsolidated joint ventures.

Computation of Annualized Total NOI (in thousands)

	As of June 30,
Annualized Total NOI	2018	2017
Total NOI (per above)	$36,460	$44,722
Period adjustments (1)	189	11
Adjusted Total NOI	36,649	44,733
Annualize	x 4	x 4
Adjusted Total NOI annualized	146,596	178,932
Plus: estimated annual Total NOI from SNO leases	68,870	54,147
Less: estimated annual Total NOI from associated space to be recaptured from Sears	(6,370)	(4,839)
Annualized Total NOI	$209,096	$228,240

(1)	Includes adjustments to account for leases not in place for the full period.

Reconciliation of Net Loss to EBITDAre and Company EBITDA (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
EBITDAre and Company EBITDA	2018	2017	2018	2017
Net income (loss)	$(10,602)	$(34,867)	$5,599	$(67,711)
Interest expense	17,862	18,431	34,281	35,023
Provision for income and other taxes	240	147	344	266
Depreciation and amortization	49,551	50,571	84,218	109,234
Depreciation and amortization (unconsolidated joint ventures)	3,516	8,363	7,309	13,828
Gain on sale of real estate	(34,187)	—	(76,018)	—
EBITDAre	$26,380	$42,645	$55,733	$90,640
Termination fee income	—	(628)	(174)	(6,764)
Unrealized loss on interest rate cap	172	124	7	595
Company EBITDA	$26,552	$42,141	$55,566	$84,471

Reconciliation of Net Loss to FFO and Company FFO (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
FFO and Company FFO	2018	2017	2018	2017
Net income (loss)	$(10,602)	$(34,867)	$5,599	$(67,711)
Real estate depreciation and amortization (consolidated properties)	48,985	50,271	83,098	108,675
Real estate depreciation and amortization (unconsolidated joint ventures)	3,516	8,363	7,309	13,828
Gain on sale of real estate	(34,187)	—	(76,018)	—
Dividends on preferred shares	(1,225)	—	(2,453)	—
FFO attributable to common shareholders and unitholders	$6,487	$23,767	$17,535	$54,792
Termination fee income	—	(628)	(174)	(6,764)
Unrealized loss on interest rate cap	172	124	7	595
Amortization of deferred financing costs	1,870	2,479	3,590	4,061
Company FFO attributable to common shareholders and unitholders	$8,529	$25,742	$20,958	$52,684

FFO per diluted common share and unit	$0.12	$0.43	$0.31	$0.99
Company FFO per diluted common share and unit	$0.15	$0.46	$0.38	$0.95

Weighted Average Common Shares and Units Outstanding
Weighted average common shares outstanding	35,483	33,766	35,588	33,638
Weighted average OP units outstanding	20,158	21,833	20,188	21,959
Weighted average common shares and units outstanding	55,641	55,599	55,776	55,597